                                                                      EXHIBIT 16
                                  [letterhead]

EXHIBIT 16 TO FORM 8-K

MAY 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read Item 4 included in the Form 8-K dated May 14, 2002 of Avondale Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP